                                                                   Exhibit 10.13

                       CONSULTING AND SETTLEMENT AGREEMENT


                  CONSULTING AND SETTLEMENT AGREEMENT (this "Agreement"), dated as of March 25, 1998 (the "Effective Date"), between FPA Medical Management, Inc., a Delaware corporation (the "Company") and Seth Flam (the "Executive").

                  WHEREAS, the Company and the Executive have previously entered into that certain Employment Agreement, dated as of October 1, 1996 (the "Employment Agreement");

                  WHEREAS, it is mutually in the best interests of the Executive and the Company to modify and settle certain provisions of the Employment Agreement and to provide for its earlier termination;

                  WHEREAS, the Company desires to continue to benefit from the experience and ability of the Executive in the capacity of a consultant to the Company upon termination of his employment relationship with the Company and the Executive is willing to commit himself to serve in the capacity of a consultant to the Company; and

                  WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions related to the termination of the Executive's employment relationship with the Company and the terms and conditions of the retention of the Executive as a consultant to the Company.

                  NOW, THEREFORE, in order to effect the foregoing, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows (capitalized terms used but not defined herein having the meanings ascribed to such terms in the Employment Agreement):

                  1.  Termination of Employment.

                  (a) Effective as of the Effective Date, the Executive hereby resigns his position as President and Chief Executive Officer and as a director of the Company and hereby resigns as an officer and director, as applicable, of each of the Company's direct or indirect subsidiaries and affiliated professional corporations.

Except as provided in paragraph (b) below, effective as of the Effective Date, the Employment Agreement shall be terminated and the Company and the Executive shall have no further rights or obligations under the Employment Agreement. The Executive shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to effect the resignation of his positions pursuant to this Section 1(a).

                         (b) Notwithstanding paragraph (a) above and other
provisions of this Agreement, except as modified herein, the provisions of Sections 4(a), 4(d), 4(e), 4(f), 4(g), 4(h), 4(i), 4(j), 5 and 6 of the
Employment Agreement shall survive the termination of the Employment Agreement (the "Surviving Provisions").

                         (c) The Company acknowledges and agrees that, effective
as of the Effective Date, the Executive's employment shall be deemed to have been terminated for other than Cause and the Executive shall be entitled to receive the Severance Benefits consistent with the terms of Section 4(a)(ii) of the Employment Agreement, provided that the severance payments (as described in Section 4(a)(ii)(A) of the Employment Agreement) to which the Executive would otherwise be entitled on the Effective Date shall begin on the six (6) month anniversary of the Effective Date (the "Severance Payment Date"). The Company acknowledges and agrees that, commencing on the Effective Date, the Company shall provide all benefits described in Section 4(a)(ii)(B) of the Employment Agreement for the period of time set forth therein (including but not limited to the vesting of all stock options then held by the Executive). The Executive shall be entitled to exercise all of his employee stock options during the fourteen months following the Effective Date during which the Executive serves as a consultant to the Company pursuant to Section 2 below and for one (1) month thereafter, consistent with the terms of the Company's stock option plans.

                         (d) The Company and the Executive acknowledge and agree
that the aggregate amount to be paid to the Executive over the 36 month period pursuant to Section 4(a)(ii)(A) of the Employment Agreement shall be $3,337,500. The Company and the Executive acknowledge and agree that the benefit due to the Executive pursuant to Section 4(ii)(B) relating to Section 3(c)(v) of the Employment Agreement shall be paid in equal monthly payments. The Company and the Executive acknowledge and agree that the aggregate amount to be paid to the Executive pursuant to Section 4(a)(ii)(C) of the Employment Agreement shall be $213,942, payable within twenty (20) days of the date hereof.

                         (e) Notwithstanding Section 1(c) above, in the event of
a Change of Control within six (6) months following the Effective Date, the Executive shall be entitled to receive, in lieu of the payments and benefits described in Section 1(c) and 1(d), the Severance Package described in and payable pursuant to Section 4(a)(iii) of the Employment Agreement and shall have the right to receive the Gross-Up Payments described in Section 4(a)(iii)(E). The Executive and the Company acknowledge and agree that the amount payable to the Executive as part of the Severance Package shall be determined utilizing the amounts set forth in paragraph (d) above.

                  2.  Retention as a Consultant.

                  (a) The provisions of this Section 2 shall commence upon the Effective Date and shall expire fourteen (14) months thereafter (the "Consulting Period").

                  (b) During the Consulting Period, the Executive shall render such consulting services to the Company and its affiliates as the Executive and the Company agree upon from time to time; provided, however, that, subject to
Section 3 below, the obligation of the Executive to render such services shall not preclude his undertaking full-time employment for another employer.

                  (c) The Executive shall perform his duties hereunder at such locations as are acceptable to him and the Company and consistent with the nature of the services or by telephone consultation.

                  3.  Non-Competition.

                  In consideration of the payments to be made to the Executive pursuant to Section 4 below and the mutual covenants contained herein, the Executive agrees not to compete with the Company pursuant to the terms set forth in Section 4(e) of the Employment Agreement; provided that the "Non-Competition Period" set forth in Section 4(e) of the Employment Agreement for purposes of this Agreement shall begin on the Effective Date and continue for a period of eighteen (18) months thereafter.

                  4.  Compensation and Related Matters.

                         (a) As compensation for services rendered during the
course of the Consulting Period and in consideration of the Executive's agreement not to compete with the Company pursuant to Section 3 above, the Company shall pay the Executive $1,250,000, payable as follows:

                           (i) the Company shall make a total of six (6) monthly payments to the Executive of $41,667 on the 15th of each month following the Effective Date commencing on April 15, 1998; and

                           (ii)     On the date which is the six month
                                    anniversary of the Effective Date, the
                                    Company shall pay to the Executive a cash lump sum, paid by wire transfer in accordance with instructions to be provided to the Company by the Executive in writing, in an amount equal to $1,000,000.

                  (b) The Company shall reimburse the Executive for reasonable business expenses incurred in the performance of the Executive's duties hereunder; provided, that such expenses shall be incurred and accounted for in accordance with the policies and procedures established by the Company from time to time for its senior executives.

                  5.  Releases.

                  (a) As a material inducement to enter into this Agreement, the Executive hereby knowingly and voluntarily, fully and finally releases, acquits and forever discharges as of the Effective Date, the Company and its affiliates, and their past and present officers, directors, shareholders, partners, trustees, beneficiaries, managers, employees, attorneys, agents, successors or assigns (the "Company Released Parties") from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, suspected or unsuspected, that he had, has, or may claim to have against the Company Released Parties arising out of or relating in any way to the Executive's relationship with the Company as an employee, officer, director, or representative or the termination thereof, or the termination of the Employment Agreement (including without limitation the federal Age Discrimination in Employment Act or equivalent state law). Notwithstanding the generality of the foregoing, nothing contained herein shall release the Company or in any way impair the Executive's rights to the benefits of insurance coverage or reimbursement or indemnification from the Company arising from or relating in any way to the Executive's service as an employee, officer or director as provided by law or under the Company's bylaws, or under any applicable indemnification agreement or insurance policy to which the Company is a party, including, but not limited to, the Executive's rights to reimbursement, coverage or indemnification in connection with any current or future litigation matter arising from or relating in any way to the Executive's services as an employee, officer, director or representative of the Company; nor shall the foregoing release the Company from any claim relating to the breach by the Company of its obligations set forth herein, or set forth in the Surviving Provisions, or the right to receive any payments or benefits to which the Executive is entitled pursuant to any Company employee benefit plan. Notwithstanding the foregoing, nothing in this Agreement shall be construed to effect a release of any right or claim by the Executive in connection with his rights as a stockholder of the Company.

                         (b) As a material inducement to enter into this
Agreement, the Company, likewise hereby knowingly and voluntarily, fully and finally releases, acquits, and forever discharges as of the Effective Date, the Executive and his agents, employees, successors, heirs, beneficiaries or assigns (the "Executive Released Parties") from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, suspected or unsuspected, that it had, has, or may claim to have against the Executive Released Parties arising out of or relating in any way to the Executive's relationship with the Company as an employee, officer, director or representative, whether or not previously asserted before any state or federal court or before any state, federal or regulatory agency or governmental entity. Notwithstanding the generality of the foregoing, nothing contained herein shall release the Executive from any claim relating to the breach by the Executive of any confidentiality agreements with the Company or any of its affiliates or the obligations set forth herein, or set forth in the Surviving Provisions.

                         (c) Each of the Company and the Executive acknowledges
that such party has been advised by legal counsel regarding, is familiar with and expressly waives all rights afforded by Section 1542 of the Civil Code of the State of California ("Section 1542"), or any statute of similar effect in any other jurisdiction in which any action might be brought, with respect to the claims described in paragraphs (a) and (b) of this Section 4. Section 1542 states as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release, each of the Company and the Executive understands and agrees that this Agreement is intended to include all claims, if any, described in paragraphs (a) (in the case of the Executive) and (b) (in the case of the Company) above, which either party may have and which neither party now knows or suspects to exist in such party's favor against the Company Released Parties (in the case of the Executive) or the Executive Released Parties (in the case of the Company) and that this Agreement extinguishes those claims.

                  6.  Right to Revoke.

                  The Executive acknowledges that the Company has advised him to consult with an attorney of his choosing prior to signing this Agreement and that he has been given the opportunity, if he so desired, to consider the provisions of this Agreement for at least twenty-one (21) days. The Executive further acknowledges that he has been advised by the Company that he has the right to revoke this Agreement for a period of seven (7) days after the execution of this Agreement and that this Agreement shall not become effective or enforceable until such seven (7) day revocation period has expired. The Executive acknowledges and agrees that, if he wishes to revoke this Agreement, he must do so in writing, signed by the Executive and received by the Company at its headquarters no later than 5:00 p.m. Pacific Standard Time on the seventh
(7th) day after the Effective Date. The Executive acknowledges and agrees that, in the event that he revokes this Agreement, he shall have no right to receive any payment hereunder. The Executive understands and agrees that the Company is under no obligation to offer such payment and that he is under no obligation to consent to the release set forth in Section 5 of this Agreement. The Executive represents that he has read this Agreement and understands its terms and that he enters into this Agreement freely, voluntarily, and without coercion.

                  7.  Nondisparagement and Litigation Support.

                  (a) Neither the Company on the one hand, nor the Executive on the other hand, will make any derogatory or negative statements about the other party that may adversely affect the current or potential business relationships of the other. The Company agrees that the Executive will have the right to reasonably approve the content of any press release containing specific reference to the Executive.

                  (b) The Executive agrees to make himself and his records available to the Company for consultation, testimony and related matters in connection with any claim, action, proceeding or investigation instituted by or against the Company before any court or governmental authority, in any manner as may be reasonably requested by the Company.

                  8. Internet Product Negotiation. The Company and the Executive shall negotiate in good faith a license to the Executive or a company or other entity controlled by the Executive of the Company's internet browser product for use by the Executive or such entity in certain businesses that do not compete with the Company.

                  9.  Successor; Binding Agreement.

                  (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company and each entity that, directly or indirectly, becomes a parent corporation of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets and each entity that, directly or indirectly, becomes a parent corporation of the Company.

                  (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable or benefits would still be provided to him and/or his family hereunder if he had continued to live, all such amounts and benefits, unless otherwise provided herein, shall be paid or provided in accordance with the terms of this Agreement to the Executive's devisees, legatees, or other designees or, if there be no such designee, to the Executive's estate.

                  10.  Notice.

                  For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certificated or registered mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:

                  Dr. Seth Flam
                  P.O. Box 675271
                  Rancho Santa Fe, CA  92067

                  If to the Company:

                  FPA Medical Management, Inc.
                  3636 Nobel Drive
                  San Diego, CA  92122

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of changes of address shall be effective in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  11.  Withholding.

                  All amounts payable hereunder shall be subject to such withholding taxes as may be required by law.

                  12.  Modification of Agreement; Governing Law.

                  No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer of the Company as may be specifically designated by the board of directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto or, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its conflicts of law principles.

                  13.  Validity.

                  The validity or enforceability of any provision or provisions of this Agreement shall not be affected by the invalidity or unenforceability of any other provision of this Agreement, and such valid and enforceable provisions shall remain in full force and effect.

                  14.  Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

                  15.  Entire Agreement.

                  This Agreement, including all schedules and exhibits, together with the Employment Agreement as amended hereby upon its execution and delivery, set forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto which are related to the subject matter of the Employment Agreement or the termination thereof.

                  IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date and year first written above.

                                            FPA MEDICAL MANAGEMENT, INC.


                                            By: /s/ STEPHEN DRESNICK
                                               -----------------------------
                                            Name: Stephen Dresnick
                                            Title: President and Chief
                                                   Executive Officer


                                             /s/ SETH FLAM
                                            --------------------------------
                                            SETH FLAM